Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-191712) on Form S-8 of Power Solutions International, Inc. of our report dated June 24, 2016, relating to our audit of the financial statements of Power Great Lakes, Inc. Employees 401(k) Profit Sharing Plan, appearing in this Annual Report on Form 11-K of Power Great Lakes, Inc. Employees 401(k) Profit Sharing Plan for the year ended December 31, 2016.

/s/ RSM US LLP

Indianapolis, Indiana

October 13, 2017